Exhibit 99.1

Press Release November 8, 2011
HollyFrontier Corporation Reports Record Third Quarter 2011 Results
Dallas, Texas, November 8, 2011 — HollyFrontier Corporation (NYSE-HFC) (“HollyFrontier” or the “Company”) today reported record quarterly net income attributable to HollyFrontier stockholders of $523.1 million or $2.48 per diluted share for the quarter ended September 30, 2011, compared to $51.2 million or $0.48 per diluted share for the quarter ended September 30, 2010. For the nine months ended September 30, 2011, net income attributable to HollyFrontier stockholders totaled $800 million or $5.63 per diluted share compared to $89.2 million or $0.83 per diluted share for the nine months ended September 30, 2010. The 2011 year-to-date results do not include $307 million in net income recorded by the legacy Frontier Oil operations for the first six months of 2011.
For the third quarter, net income increased by $471.9 million, or 922% compared to the same period of 2010, reflecting both the effects of our recent merger and historically high refining gross margins, which were influenced by wide differentials between inland and coastal-sourced crude oils. Overall refinery gross margins were $28.10 per produced barrel, a 170% increase compared to $10.41 for last year’s third quarter, with overall production levels averaging just over 446,000 barrels per day (“BPD”) and overall crude oil charges averaging 426,000 BPD for the current quarter. The Company’s Rocky Mountain refining margins were particularly strong, with average gross margins of $33.05 per barrel for the quarter. The Southwest and Mid-Continent refining operations also yielded outstanding results, where quarterly gross margins averaged $28.34 and $26.64 per barrel, respectively.
HollyFrontier’s President & CEO, Mike Jennings, commented, “This quarter, our first as a newly merged company, marked the most profitable quarter in our history. Continued year-over-year margin improvements at each of our refineries combined with strong throughput produced an overall EBITDA of $896 million. Favorable WTI crude differentials contributed to the high transportation fuel crack spreads in each of our three regions. Aside from the exceptional margin environment, our third quarter witnessed a superb effort on the part of HollyFrontier employees in integrating the two legacy companies. We are really pleased with this process and wish to publicly recognize the nearly seamless integration that has been achieved in approximately three months. Looking forward, we believe our increased asset scale and operational synergies will combine with favorable refining economics in our markets, allowing us to generate strong returns on our invested capital and increasing shareholder value.”
Sales and other revenues for the third quarter of 2011 were $5.2 billion, a 147% increase compared to the three months ended September 30, 2010. This increase was due primarily to the inclusion of revenues from the legacy Frontier refineries and to the effects of a 36% year-over-year increase in third quarter refined product sales prices. Cost of products sold was approximately $4.0 billion, a 121% increase compared to the third quarter of 2010 reflecting third quarter sales from the legacy Frontier refineries and a 19% year-over-year increase in third quarter crude oil acquisition costs. Merger acquisition and integration related costs recognized during the quarter totaled $32 million, most of which were included among General and Administrative Costs and Merger Transaction Costs. Cash flows from operations totaled $631.2 million for the current quarter, of which $149.4 million was directed towards cash dividends to shareholders and share repurchases. These strong cash flows contributed to the Company’s combined balance of cash and short-term investments which stood at $1.7 billion on September 30, 2011.

The Company has scheduled a webcast conference call for today, November 8, 2011, at 10:00 AM Eastern Time to discuss financial results. This webcast may be accessed at: http://www.videonewswire.com/event.asp?id=82955.
An audio archive of this webcast will be available using the above noted link through November 21, 2011.
HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 100,000 barrels per stream day (“bpsd”) refinery located in Artesia, New Mexico, a 125,000 bpsd refinery in Tulsa, Oklahoma, a 31,000 bpsd refinery in Woods Cross, Utah, a 135,000 bpsd refinery located in El Dorado, Kansas, and a 52,000 bpsd refinery located in Cheyenne, Wyoming. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. A subsidiary of HollyFrontier also owns a 34% interest (including the general partner interest) in Holly Energy Partners, L.P.
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, our ability to realize fully or at all the anticipated benefits of our “merger of equals” with Frontier, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended
	September 30,		Change from 2010
	2011	2010	Change	Percent
	(In thousands, except per share data)

Sales and other revenues	$5,173,398	$2,090,988	$3,082,410	147.4%

Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	3,989,927	1,807,044	2,182,883	120.8
Operating expenses (exclusive of depreciation and amortization)	227,883	130,263	97,620	74.9
General and administrative expenses (exclusive of depreciation and amortization)	43,141	16,925	26,216	154.9
Depreciation and amortization	43,240	29,138	14,102	48.4

Total operating costs and expenses	4,304,191	1,983,370	2,320,821	117.0

Income from operations	869,207	107,618	761,589	707.7

Other income (expense):
Earnings in equity method investments	532	570	(38)	(6.7)
Interest income	204	64	140	218.8
Interest expense	(25,074)	(17,368)	(7,706)	44.4

Merger transaction costs	(9,100)	—	(9,100)	—

	33,438	(16,734)	(16,704)	99.8

Income before income taxes	835,769	90,884	744,885	819.6

Income tax provision	304,758	31,494	273,264	867.7

Net income	531,011	59,390	471,621	794.1

Less net income attributable to noncontrolling interest	7,923	8,213	(290)	(3.5)

Net income attributable to HollyFrontier stockholders	$523,088	$51,177	$471,911	922.1%

Earnings per share attributable to HollyFrontier stockholders:
Basic	$2.50	$0.48	$2.02	420.8%

Diluted	$2.48	$0.48	$2.00	416.7%

Cash dividends declared per common share	$1.09	$0.08	$1.01	1,262.5%

Average number of common shares outstanding:
Basic	209,583	106,420	103,163	96.9%
Diluted	210,579	107,134	103,445	96.6%

EBITDA	$895,956	$129,113	$766,843	593.9%

	Nine Months Ended
	September 30,		Change from 2010
	2011	2010	Change	Percent
	(In thousands, except per share data)

Sales and other revenues	$10,467,116	$6,111,138	$4,355,978	71.3%

Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	8,421,639	5,379,120	3,042,519	56.6
Operating expenses (exclusive of depreciation and amortization)	501,971	378,638	123,333	32.6
General and administrative expenses (exclusive of depreciation and amortization)	78,641	50,623	28,018	55.3
Depreciation and amortization	106,380	85,719	20,661	24.1

Total operating costs and expenses	9,108,631	5,894,100	3,214,531	54.5

Income from operations	1,358,485	217,038	1,141,447	525.9

Other income (expense):
Earnings of equity method investments	1,739	1,595	144	9.0
Interest income	946	758	188	24.8
Interest expense	(56,471)	(56,113)	(358)	0.6

Merger transaction costs	(15,114)	—	(15,114)	—

	(68,900)	(53,760)	(15,140)	28.2

Income before income taxes	1,289,585	163,278	1,126,307	689.8

Income tax provision	465,730	54,476	411,254	754.9

Net income	823,855	108,802	715,053	657.2

Less net income attributable to noncontrolling interest	23,838	19,557	4,281	21.9

Net income attributable to HollyFrontier stockholders	$800,017	$89,245	$710,772	796.4%

Earnings per share attributable to HollyFrontier stockholders:
Basic	$5.66	$0.84	$4,82	573.8%

Diluted	$5.63	$0.83	$4.80	578.3%

Cash dividends declared per common share	$1.24	$0.23	$1.01	439.1%

Average number of common shares outstanding:
Basic	141,353	106,344	35,009	32.9%
Diluted	142,092	107,062	35,030	32.7%

EBITDA	$1,427,652	$284,795	$1,142,857	401.3%
Balance Sheet Data

	September 30,	December 31,
	2011	2010
	(In thousands)

Cash, cash equivalents and investments in marketable securities	$1,759,353	$230,444
Working capital	$1,998,248	$313,580
Total assets	$9,916,463	$3,701,475
Long-term debt	$1,224,987	$810,561
Total equity	$5,660,790	$1,288,139

Segment Information
Our operations are organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations. Prior to the merger, the Refining segment included the operations of our Navajo, Woods Cross and Tulsa refineries and NK Asphalt Partners (“NK Asphalt”) and effective July 1, 2011, includes the El Dorado and Cheyenne Refineries. Refining activities involve the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States and northern Mexico. Additionally, the Refining segment includes specialty lubricant products produced at our Tulsa Refinery that are marketed throughout North America and are distributed in Central and South America. NK Asphalt operates various asphalt terminals in Arizona, New Mexico and Texas.
The HEP segment involves all of the operations of HEP. HEP owns and operates a system of petroleum product and crude gathering pipelines in Texas, New Mexico, Oklahoma and Utah, distribution terminals in Texas, New Mexico, Arizona, Utah, Idaho, and Washington and refinery tankage in New Mexico, Utah and Oklahoma. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through its pipelines, by leasing certain pipeline capacity to Alon USA, Inc., by charging fees for terminalling refined products and other hydrocarbons, and storing and providing other services at its storage tanks and terminals. The HEP segment also includes a 25% interest in SLC Pipeline LLC (“SLC Pipeline”) that services refineries in the Salt Lake City, Utah area. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations.

				Consolidations
			Corporate	and	Consolidated
	Refining	HEP (1)	and Other	Eliminations	Total
	(In thousands)

Three Months Ended September 30, 2011
Sales and other revenues	$5,164,778	$49,288	$299	$(40,967)	$5,173,398
Depreciation and amortization	$34,890	$7,326	$1,231	$(207)	$43,240
Income (loss) from operations	$886,860	$25,261	$(42,354)	$(560)	$869,207
Capital expenditures	$46,294	$8,593	$63,031	$—	$117,918

Three Months Ended September 30, 2010
Sales and other revenues	$2,081,709	$46,558	$100	$(37,379)	$2,090,988
Depreciation and amortization	$21,274	$6,830	$1,329	$(295)	$29,138
Income (loss) from operations	$100,111	$24,588	$(16,652)	$(429)	$107,618
Capital expenditures	$47,623	$3,567	$219	$—	$51,409

Nine Months Ended September 30, 2011
Sales and other revenues	$10,433,096	$145,233	$1,100	$(112,313)	$10,467,116
Depreciation and amortization	$81,351	$21,870	$3,780	$(621)	$106,380
Income (loss) from operations	$1,359,994	$76,564	$(76,490)	$(1,583)	$1,358,485
Capital expenditures	$92,078	$31,493	$150,652	$—	$274,223

Nine Months Ended September 30, 2010
Sales and other revenues	$6,086,243	$132,730	$317	$(108,152)	$6,111,138
Depreciation and amortization	$62,599	$20,822	$3,183	$(885)	$85,719
Income (loss) from operations	$200,080	$65,737	$(47,529)	$(1,250)	$217,038
Capital expenditures	$118,387	$8,054	$1,498	$—	$127,939

September 30, 2011
Cash, cash equivalents and investments in marketable securities	$—	$1,802	$1,757,551	$—	$1,759,353
Total assets	$3,114,748	$685,463	$6,148,879	$(32,627)	$9,916,463
Long-term debt	$—	$527,213	$714,349	$(16,575)	$1,224,987

December 31, 2010
Cash, cash equivalents and investments in marketable securities	$—	$403	$230,041	$—	$230,444
Total assets	$2,490,193	$669,820	$573,531	$(32,069)	$3,701,475
Long-term debt	$—	$482,271	$345,215	$(16,925)	$810,561

Refining Operating Data
Our refinery operations include the Tulsa, Navajo and Woods Cross Refineries and, effective July 1, 2011, the El Dorado and Cheyenne Refineries. The following tables set forth information, including non-GAAP performance measures about our consolidated refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011(10)	2010
Mid-Continent Region (Tulsa and El Dorado Refineries)
Crude charge (BPD) (1)	263,260	114,820	160,230	112,340
Refinery throughput (BPD) (2)	283,970	117,450	168,150	114,070
Refinery production (BPD) (3)	272,790	110,670	162,900	108,830
Sales of produced refined products (BPD)	263,180	113,040	159,230	107,950
Sales of refined products (BPD) (4)	268,680	113,040	161,750	108,560

Refinery utilization (5)	101.3%	91.9%	94.0%	89.9%

Average per produced barrel (6)
Net sales	$122.82	$89.22	$122.74	$88.91
Cost of products (7)	96.18	79.80	100.32	81.26

Refinery gross margin	26.64	9.42	22.42	7.65
Refinery operating expenses (8)	4.57	4.80	5.09	5.10

Net operating margin	$22.07	$4.62	$17.33	$2.55

Refinery operating expenses per throughput barrel	$4.23	$4.62	$4.82	$4.82

Feedstocks:
Sweet crude oil	75%	83%	84%	90%
Heavy sour crude oil	11%	8%	7%	4%
Sour crude oil	7%	9%	4%	6%
Other feedstocks and blends	7%	—%	5%	—%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	44%	39%	41%	39%
Diesel fuels	35%	30%	33%	31%
Jet fuels	7%	8%	7%	8%
Lubricants	4%	10%	7%	10%
Gas oil / intermediates	2%	4%	4%	3%
Asphalt	2%	6%	4%	5%
LPG and other	6%	3%	4%	4%

	100%	100%	100%	100%

Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	92,270	85,110	82,860	82,150
Refinery throughput (BPD) (2)	100,290	93,970	91,220	92,310
Refinery production (BPD) (3)	100,100	91,550	90,230	90,290
Sales of produced refined products (BPD)	99,530	92,180	91,310	90,730
Sales of refined products (BPD) (4)	102,940	94,900	95,980	93,780

Refinery utilization (5)	92.3%	85.1%	82.9%	82.2%

Average per produced barrel (6)
Net sales	$120.67	$87.60	$119.84	$88.98
Cost of products (7)	92.33	79.39	97.37	81.44

Refinery gross margin	28.34	8.21	22.47	7.54
Refinery operating expenses (8)	5.30	5.25	5.56	5.01

Net operating margin	$23.04	$2.96	$16.91	$2.53

Refinery operating expenses per throughput barrel	$5.26	$5.15	$5.57	$4.92

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011(10)	2010
Feedstocks:
Sour crude oil	70%	81%	72%	84%
Sweet crude oil	4%	5%	4%	4%
Heavy sour crude oil	18%	6%	15%	2%
Other feedstocks and blends	8%	8%	9%	10%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	50%	55%	51%	57%
Diesel fuels	34%	32%	34%	31%
Jet fuels	1%	2%	1%	4%
Fuel oil	7%	6%	6%	4%
Asphalt	5%	3%	5%	2%
LPG and other	3%	2%	3%	2%

Total	100%	100%	100%	100%

Rocky Mountain Region (Woods Cross and Cheyenne Refineries)
Crude charge (BPD) (1)	70,060	27,440	41,050	26,870
Refinery throughput (BPD) (2)	75,860	29,250	44,340	28,440
Refinery production (BPD) (3)	73,620	28,410	43,030	27,940
Sales of produced refined products (BPD)	72,400	27,540	42,390	28,260
Sales of refined products (BPD) (4)	74,410	27,840	43,090	28,450

Refinery utilization (5)	84.4%	88.5%	84.6%	86.7%

Average per produced barrel (6)
Net sales	$119.40	$94.86	$119.07	$93.71
Cost of products (7)	86.35	73.08	90.00	74.02

Refinery gross margin	33.05	21.78	29.07	19.69
Refinery operating expenses (8)	6.55	6.11	6.44	5.86

Net operating margin	$26.50	$15.67	$22.63	$13.83

Refinery operating expenses per throughput barrel	$6.25	$5.75	$6.16	$5.82

Feedstocks:
Sweet crude oil	49%	61%	53%	60%
Heavy sour crude oil	31%	5%	20%	6%
Black wax crude oil	10%	30%	18%	29%
Other feedstocks and blends	3%	—%	2%	—%
Total	7%	4%	7%	5%

	100%	100%	100%	100%

Sales of produced refined products:
Gasolines
Diesel fuels	50%	60%	55%	62%
Jet fuels	34%	33%	32%	31%
Fuel oil	—%	1%	1%	1%
Asphalt	1%	2%	2%	1%
LPG and other	7%	2%	5%	3%
Total	8%	2%	5%	2%

	100%	100%	100%	100%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011(10)	2010

Consolidated
Crude charge (BPD) (1)	425,590	227,370	284,140	221,360
Refinery throughput (BPD) (2)	460,120	240,660	303,710	234,820
Refinery production (BPD) (3)	446,510	230,630	296,160	227,060
Sales of produced refined products (BPD)	435,110	232,760	292,930	226,940
Sales of refined products (BPD) (4)	446,030	235,780	300,820	230,790

Refinery utilization (5)	96.1%	88.8%	89.1%	86.5%

Average per produced barrel (6)
Net sales	$121.76	$89.25	$121.31	$89.53
Cost of products (7)	93.66	78.84	97.91	80.43

Refinery gross margin	28.10	10.41	23.40	9.10
Refinery operating expenses (8)	5.07	5.14	5.43	5.16

Net operating margin	$23.03	$5.27	$17.97	$3.94

Refinery operating expenses per throughput barrel	$4.79	$4.97	$5.24	$4.98

Feedstocks:
Sour crude oil	20%	36%	24%	36%
Sweet crude oil	55%	49%	55%	53%
Heavy sour crude oil	15%	7%	12%	3%
Black wax crude oil	2%	4%	3%	4%
Other feedstocks and blends	8%	4%	6%	4%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	47%	48%	47%	49%
Diesel fuels	35%	31%	33%	31%
Jet fuels	4%	5%	4%	6%
Fuel oil	2%	3%	2%	2%
Asphalt	4%	4%	4%	3%
Lubricants	2%	5%	4%	5%
Gas oil / intermediates	1%	2%	2%	1%
LPG and other	5%	2%	4%	3%

Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(4)	Includes refined products purchased for resale.

(5)	Represents crude charge divided by total crude capacity (BPSD). As a result of our merger effective July 1, 2011 our consolidated crude capacity increased from 256,000 BPSD to 443,000 BPSD.

(6)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” following Item 3 of Part I of this Form 10-Q.

(7)	Transportation costs billed from HEP are included in cost of products.

(8)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

(9)	Represents refinery operating expenses, exclusive of depreciation and amortization divided by refinery throughput

(10)
We merged with Frontier effective July 1, 2011. Refining operating data for the nine months ended September 30, 2011 include crude oil processed and products yielded from the El Dorado and Cheyenne Refineries for the period from July 1, 2011 through September 30, 2011 only, and averaged over the 273 days in nine months ended September 30, 2011.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.
Set forth below is our calculation of EBITDA.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(In thousands)

Net income attributable to HollyFrontier stockholders	$523,088	$51,177	$800,017	$89,245
Add income tax provision	304,758	31,494	465,730	54,476
Add interest expense	25,074	17,368	56,471	56,113
Subtract interest income	(204)	(64)	(946)	(758)
Add depreciation and amortization	43,240	29,138	106,380	85,719

EBITDA	$895,956	$129,113	$1,427,652	$284,795

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. These two margins do not include the effect of depreciation and amortization. Each of these component performance measures can be reconciled directly to our Consolidated Statements of Income.
Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross and Net Operating Margins
Below are reconciliations to our Consolidated Statements of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.
Reconciliations of refined product sales from produced products sold to total sales and other revenues

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average sales price per produced barrel sold	$121.76	$89.25	$121.31	$89.53
Times sales of produced refined products sold (BPD)	435,110	232,760	292,930	226,940
Times number of days in period	92	92	273	273

Refined product sales from produced products sold	$4,874,067	$1,911,192	$9,701,147	$5,546,797

Total refined product sales	$4,874,067	$1,911,192	$9,701,147	$5,546,797
Add refined product sales from purchased products and rounding (1)	127,520	24,495	266,355	93,447

Total refined product sales	5,001,587	1,935,687	9,967,502	5,640,244
Add direct sales of excess crude oil (2)	148,989	106,364	422,890	355,381
Add other refining segment revenue (3)	14,204	39,658	42,704	90,618

Total refining segment revenue	5,164,780	2,081,709	10,433,096	6,086,243
Add HEP segment sales and other revenues	49,288	46,558	145,233	132,730
Add corporate and other revenues	297	100	1,100	317
Subtract consolidations and eliminations	(40,967)	(37,379)	(112,313)	(108,152)

Sales and other revenues	$5,173,398	$2,090,988	$10,467,116	$6,111,138

Reconciliation of average cost of products per produced barrel sold to total cost of products sold

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average cost of products per produced barrel sold	$93.66	$78.84	$97.91	$80.43
Times sales of produced refined products sold (BPD)	435,110	232,760	292,930	226,940
Times number of days in period	92	92	273	273

Cost of products for produced products sold	$3,749,221	$1,688,273	$7,829,852	$4,983,010

Total cost of products for produced products sold	$3,749,221	$1,688,273	$7,829,852	$4,983,010
Add refined product costs from purchased products sold and rounding (1)	128,857	24,648	268,390	93,923

Total cost of refined products sold	3,878,078	1,712,921	8,098,242	5,076,933
Add crude oil cost of direct sales of excess crude oil (2)	147,223	105,091	416,084	351,643
Add other refining segment cost of products sold (4)	4,696	25,555	17,032	56,186

Total refining segment cost of products sold	4,029,997	1,843,567	8,531,358	5,484,762
Subtract consolidations and eliminations	(40,070)	(36,523)	(109,719)	(105,642)

Costs of products sold (exclusive of depreciation and amortization)	$3,989,927	$1,807,044	$8,421,639	$5,379,120

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average refinery operating expenses per produced barrel sold	$5.07	$5.14	$5.43	$5.16
Times sales of produced refined products sold (BPD)	435,110	232,760	292,930	226,940
Times number of days in period	92	92	273	273

Refinery operating expenses for produced products sold	$202,953	$110,068	$434,237	$319,686

Total refinery operating expenses for produced products sold	$202,953	$110,068	$434,237	$319,686
Add other refining segment operating expenses and rounding (5)	10,080	6,689	26,156	19,116

Total refining segment operating expenses	213,033	116,757	460,393	338,802
Add HEP segment operating expenses	14,689	13,632	41,851	40,187
Add corporate and other costs	291	6	117	24
Subtract consolidations and eliminations	(130)	(132)	(390)	(375)

Operating expenses (exclusive of depreciation and amortization)	$227,883	$130,263	$501,971	$378,638

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per barrel	$23.03	$5.27	$17.97	$3.94
Add average refinery operating expenses per produced barrel	5.07	5.14	5.43	5.16

Refinery gross margin per barrel	28.10	10.41	23.40	9.10
Add average cost of products per produced barrel sold	93.66	78.84	97.91	80.43

Average sales price per produced barrel sold	$121.76	$89.25	$121.31	$89.53
Times sales of produced refined products sold (BPD)	435,110	232,760	292,930	226,940
Times number of days in period	92	92	273	273

Refined product sales from produced products sold	$4,874,067	$1,911,192	$9,701,147	$5,546,797

Total refined product sales from produced products sold	$4,874,067	$1,911,192	$9,701,147	$5,546,797
Add refined product sales from purchased products and rounding (1)	127,520	24,495	266,355	93,447

Total refined product sales	5,001,587	1,935,687	9,967,502	5,640,244
Add direct sales of excess crude oil (2)	148,989	106,364	422,890	355,381
Add other refining segment revenue (3)	14,204	39,658	42,704	90,618

Total refining segment revenue	5,164,780	2,081,709	10,433,096	6,086,243
Add HEP segment sales and other revenues	49,288	46,558	145,233	132,730
Add corporate and other revenues	297	100	1,100	317
Subtract consolidations and eliminations	(40,967)	(37,379)	(112,313)	(108,152)

Sales and other revenues	$5,173,398	$2,090,988	$10,467,116	$6,111,138

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the incremental revenues associated with NK Asphalt and miscellaneous revenue.

(4)	Other refining segment cost of products sold includes the incremental cost of products for NK Asphalt and miscellaneous costs.

(5)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of NK Asphalt.

FOR FURTHER INFORMATION, Contact:
Douglas S. Aron, Executive Vice President and Chief Financial Officer
M. Neale Hickerson, Vice President, Investor Relations
HollyFrontier Corporation
214/871-3555